UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 10, 2006

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2006, Wherify Wireless, Inc. ("Wherify") entered into a $40 Million Standby Equity Distribution Agreement with Cornell Capital Partners, LP ("Cornell Capital Partners") and a Securities Purchase Agreement pursuant to which Wherify issued to Cornell Capital Partners a secured convertible debenture for $2.5 million and Cornell Capital Partners agreed to purchase an additional secured convertible debenture for $2.5 million two days prior to Wherify filing a registration statement for the registration of the shares issuable upon conversion of the debentures, all as more fully described below.

Pursuant to the Standby Equity Distribution Agreement, Wherify may, at its discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $40 million during the period commencing on the effectiveness of the registration statement covering such shares and terminating 24 months thereafter. The amount of each advance is subject to a maximum advance amount of $1,000,000, and Wherify may not submit any notice of an advance sooner than five (5) trading days after a prior notice of an advance. Cornell Capital Partners will pay Wherify 93% of, or a 7% discount to, the lowest volume weighted average price of the common stock during the five (5) consecutive trading days immediately following the notice date. Notwithstanding the foregoing, the lowest price (before taking into account the 7% discount) that Wherify is required to sell any shares is 95% of the closing bid price of the common stock on the trading day immediately preceding the day Wherify gives notice of the advance. Wherify may waive this price protection by providing Cornell Capital Partners a notice of the waiver prior to the relevant advance notice date. Wherify is not required to draw down or use the full amount available under the Standby Equity Distribution Agreement, and can terminate it upon 30 days notice.

In accordance with the Standby Equity Distribution Agreement, on March 10, 2006, Cornell Capital Partners received a one-time commitment fee of $390,000 in the form of 276,595 shares of common stock and Yorkville Advisors, LLC, an affiliate of Cornell Capital Partners, received a $7,500 structuring fee.

The aggregate of $5 million of secured convertible debentures issued and to be issued under the Securities Purchase Agreement are convertible at Cornell Capital Partners' option at a conversion price equal to the lesser of $1.60 or the lowest closing bid price of the common stock during the 15 trading days preceding the filing of the registration statement for the registration of the shares issuable upon conversion of the debentures. Cornell Capital Partners is prohibited from converting the debentures into an amount that would result in it beneficially owning in excess of 4.99% of Wherify's outstanding shares.

The debentures are secured by the assets of Wherify and a pledge of 10,273,973 shares of Wherify common stock. The debentures have a three-year term (expiring on March 10, 2006) and accrue interest at 7% per year. Beginning on June 15, 2006, Wherify is required to make principal payments of $125,000 per month plus accrued and unpaid interest. After the effective date of the registration statement covering the resale of the shares of common stock issuable upon conversion of the debentures, if Wherify's common stock is trading above the fixed conversion price, then Cornell Capital Partners will have the option to receive such payment either in cash or in shares of common stock converted at the fixed conversion price. Wherify may, in its discretion, redeem the amounts owed under the debentures in cash by providing Cornell Capital Partners with three days advance notice, provided the common stock is trading below the fixed conversion price at the time of the notice. Any such redemption would be subject to payment of a 20% premium on the amount redeemed. At maturity, any debentures still outstanding will automatically convert into shares of common stock at the fixed conversion price. In the event of a default by Wherify, Cornell Capital Partners may elect to switch the conversion price of the debentures to 70% of the lowest closing bid price of the common stock during the 15 trading days prior to the conversion.

Pursuant to the Securities Purchase Agreement, Wherify issued warrants to Cornell Capital Partners for the purchase of 2,500,000 shares of common stock. Of such warrants, 1,250,000 were issued at an exercise price of $2.00 per share and 1,250,000 were issued at an exercise price of $2.25 per share. The warrants are immediately exercisable and expire on March 10, 2011. The warrants are exercisable solely on a cash basis provided that Wherify is not in default and the shares underlying the warrant are subject to an effective registration statement. Pursuant to the Securities Purchase Agreement, Wherify agreed to pay Yorkville Advisors, LLC, an affiliate of Cornell Capital Partners, a fee of 8% of the purchase price of the debentures ($400,000) pro rata from the proceeds of the sale of the two debentures, plus a structuring fee of $10,000.

Wherify has engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise it in connection with Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a fee of $10,000 by the issuance of 7,092 shares of common stock on March 10, 2006.

Item 1.02. Termination of a Material Definitive Agreement

On March 10, 2006 Wherify gave notice of termination of the Investment Agreement dated February 9, 2006 between Dutchess Private Equities Fund, L.P. and Wherify. Pursuant to the terms of the Investment Agreement, the termination is effective five (5) days from the date of such notice.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

99.1	Press Release dated March 10, 2006

FORWARD LOOKING STATEMENT

Statements in this report regarding Wherify and any statements about future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including factors described in Wherify's registration statements on Form SB-2, as filed on December 9, 2006, Wherify's Annual Report on Form 10-KSB for the year ended June 30, 2005 and Wherify's most recent quarterly reports on Form 10-QSB submitted to the SEC. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report. This Current Report is not an offer to sell, or a solicitation of an offer to buy, any shares in the company.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: March 10, 2006	By:	/s/ Timothy Neher
Timothy Neher
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 10, 2006